VALIDUS HOLDINGS, LTD. ANNOUNCES
SPECIAL PURPOSE “SIDECAR” REINSURER ALPHACAT RE 2011, LTD.

PEMBROKE, Bermuda, June 1, 2011 — Validus Holdings, Ltd. (NYSE: VR) (“Validus” or the “Company”) announced today that it has joined with other investors in capitalizing AlphaCat Re 2011, Ltd. (“AlphaCat Re 2011”), a new special purpose “sidecar” reinsurer formed for the purpose of writing collateralized reinsurance and retrocessional reinsurance. AlphaCat Re 2011 will provide capacity through ultimate net loss, index based and reinstatement premium protection products.

AlphaCat Re 2011 was funded in May 2011 with $180.0 million of contributed capital. AlphaCat Re 2011 commenced deploying capacity for the June 1, 2011 renewal season and has underwritten a portfolio of contracts as of that date.

AlphaCat Re 2011 will write business for an initial risk period of June 1, 2011 through December 31, 2012, which may be extended under certain circumstances. Validus Underwriting Services, Ltd. will underwrite business for AlphaCat Re 2011, for which it will be paid a commission for originating the business and a profit commission based on the vehicle’s underwriting results for the 2011 and 2012 underwriting years.

Validus invested $50.0 million in AlphaCat Re 2011’s common equity, with other common and preferred share investors subscribing for the remainder of AlphaCat Re 2011’s capital. Private investment funds or accounts managed by and under the control of Serengeti Asset Management LP served as lead equity investor in AlphaCat Re 2011.

About Validus Holdings, Ltd.

Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot Holdings”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot Holdings is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183. For more information about Validus Holdings, Ltd. please visit www.validusholdings.com.

Contacts:

Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000

or

Media:
Jamie Tully/Jonathan Doorley/Brian Shiver
Sard Verbinnen & Co
+1-212-687-8080

Cautionary Note Regarding Forward-Looking Statements

This news release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission. Any forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.